Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT


                                                         Jurisdiction
                                                             Of
Name                                                     Incorporation



General Physics Corporation                                Delaware

MXL Industries, Inc.                                       Delaware

J. L. Distributors, Inc.                                   Delaware